Exhibit 10.2

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6)

EDGEWISE THERAPEUTICS, INC.

NOTICE OF STOCK OPTION GRANT

Alan Russell
(Name)

[***]
(Address)

[***]
(Address)

You (the “Optionee”) have been granted an option (the “Option”) to purchase Common Stock of Edgewise Therapeutics, Inc., a Delaware corporation (the “Company”) as follows. This Option is granted under and governed by the terms and conditions of the Stock Option Agreement attached hereto:

Board Approval Date:	September 19, 2017

Date of Grant:	September 19, 2017

Vesting Commencement Date:	June 27, 2017

Exercise Price per Share:	$0.10

Total Number of Shares Granted:	3,400,000 shares of Common Stock (the “Shares”)

Total Exercise Price:	$ 340,000.00

Type of Option:	Non-Qualified Stock Option, Issued Pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Expiration Date:	June 27, 2032, subject to adjustment as set forth in Section 19 of the Stock Option Agreement.

Vesting Schedule:	This Option shall vest and become exercisable, in whole or in part, as to 1/48th of the Shares on each monthly anniversary of the Vesting Commencement Date so that all the Shares shall vest and become exercisable within four years of the Vesting Commencement Date.

Subject to the provisions below, no unvested or unexercisable Shares shall become vested or become exercisable, as the case may be, after Optionee’s Termination. Optionee shall in no event be entitled under this Option to purchase a number of Shares of the Company’s Common Stock greater than the “Total Number of Shares Granted” indicated above. If the application of this vesting schedule results in a fractional Share, such Share shall be rounded down to the nearest whole Share for each month except for the last month of the Vesting Schedule when the balance of all Shares shall become exercisable.

Accelerated Vesting:	In the event that at any time while any of the Shares is not yet vested (i) Optionee has not been previously Terminated and (ii) the Company undergoes a Change of Control and Optionee is Terminated other than for Cause or he resigns with Good Reason upon or within twelve (12) months following a Change of Control (as each term is defined below), then automatically and without any further action on the part of the Company or Optionee, one hundred percent (100%) of the then unvested Shares underlying the Option shall be deemed to be exercisable and no longer subject to vesting requirements.

Notwithstanding anything in this Option to the contrary, if acceleration of the vesting of the Shares or other actions with respect to the Shares (which actions could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments that the Optionee has the right to receive from the Company or any entity which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regards to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), such deemed “payments” will be reduced to the largest amount as will result in no portion of such deemed “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such “payments” shall only be reduced if such reduction would result in Optionee receiving a greater net benefit, on an after-tax basis (including after payment of any excise tax imposed by Section 4999 of the Code), than Optionee would have received had such reduction not occurred. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the payments equal a reduced amount, reduction shall occur in the following order unless Optionee elects in writing a different order: by first reducing or eliminating the portion of the payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Change of Control or other event. This Option shall comply with all applicable laws, including, without limitation, Section 409A of the Code.

As used herein, “Cause” means Optionee’s (i) willful, material violation of any law or regulation applicable to the business of the Company (or any subsidiaries, parent company, affiliates, successors or assigns of the Company, (each an “Affiliated Entity”), (ii) conviction for, or guilty plea to, any felony, (iii) commission of fraud, embezzlement, or material theft against the Company or any Affiliated Entity, (iv) material breach of any applicable invention assignment and/or confidentiality agreement or similar agreement with the Company or any Affiliated Entity, provided that, with respect to any such material breach that may be cured, prior to terminating Optionee, the Company will have given Optionee written notice of the breach and the opportunity to cure such breach within thirty (30) days of such notice, or (v) willful and continued failure or refusal to perform the material, lawful duties required of Optionee, provided that, with respect to any such willful and continued failures or refusals to perform, prior to terminating Optionee, the Company will have given Optionee written notice of the failure or refusal and the opportunity to cure such failure or refusal within thirty (30) days of such notice.

As used herein, “Change of Control” means (i) any merger or consolidation of the Company in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the stock of the Company in substantially the same proportions as immediately prior to such transaction) or (ii) the sale of all or substantially all of the Company’s assets or equity to any other person or entity (other than a sale to a wholly-owned subsidiary or a sale of one or more business lines of the Company such that the Company does not liquidate and continues to operate at least one business line after such sale, or a bona fide financing transaction).

As used herein, “Good Reason” means (i) a material diminution in Optionee’s base salary that is not accompanied by a material diminution in the base salary of other similarly ranked employees (or consultants, as the case may be) of the Company or Affiliated Entities; (ii) a relocation of Optionee’s principal place of employment more than fifty (50) miles from its location as of the Date of Grant; or (iii) a substantial diminution in Optionee’s responsibilities, provided, however that if Optionee is an officer of the Company, a change from one officer position to another shall not alone be deemed to be a substantial diminution in Optionee’s responsibilities.

Early Exercise:	At any time prior to the Termination Date (as defined in the Stock Option Agreement) and the Expiration Date, Optionee may elect to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of such Shares. Any unvested Shares so purchased shall be subject to repurchase by the Company at the exercise price therefor within ninety (90) days after Optionee’s Termination Date, and to any other terms or restrictions the Board determines to be appropriate, and conditioned upon the Optionee executing an early exercise agreement in a form approved by the Board.

Termination Period:	To the extent this Option is vested and exercisable as of the Termination Date, this Option may be exercised no later than the Expiration Date set forth above.

By your signature and the signature of the Company’s representative below, you agree that you have received a copy of the Stock Option Agreement, and you and the Company agree that the Option described herein shall be subject to the terms of such Stock Option Agreement.

OPTIONEE	EDGEWISE THERAPEUTICS, INC.

/s/ Alan Russell	By:	/s/ Kevin Koch
Alan Russell		Kevin Koch
President and Chief Executive Officer

EDGEWISE THERAPEUTICS, INC.

STOCK OPTION AGREEMENT

1.             Grant of Option. Edgewise Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants to Alan Russell (“Optionee”), an option (the “Option”) to purchase up to such number of shares of Common Stock (the “Shares”) as is set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the “Exercise Price”). Any terms capitalized but not earlier defined herein shall have the meaning ascribed to them in Section 20 hereof

2.             Representations. Optionee hereby makes the following certifications and representations with respect to the issuance of the Option:

(a)            Optionee is sufficiently aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Option. Optionee either has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons, or by reason of Optionee’s business or financial experience has the capacity to protect his own interests in connection with the issuance of this Option and any exercise of this Option. Optionee is acquiring the Option and any underlying shares (together, the “Securities”), for investment for his own account, and not with a view to, or for resale in connection with any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Optionee does not have any present intention to transfer the Securities, to any person or entity. Optionee is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Optionee is able, without impairing his financial condition to hold the Securities for an indefinite period and have the Securities never result in any value and suffer a complete loss of his investment in any Shares.

(b)           Optionee understands that the Securities have not been registered under the Securities Act by reason of the specific exemption set forth in Section 4(a)(2) thereof, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent and the representations set forth herein.

(c)            Optionee understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, he must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Optionee acknowledges that the Company has no obligation to register or qualify the Securities for resale. Optionee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to the Company which are outside of his control, and which the Company is under no obligation to and may not be able to satisfy.

(d)           Optionee understands that Optionee may suffer adverse tax consequences as a result of any exercise of the Option or disposition of the Shares. Optionee represents that Optionee has consulted any tax consultants Optionee deems advisable in connection with the issuance and exercise of the Option and Optionee is not relying on the Company for any tax advice.

(e)            Optionee understands that Optionee may not transfer any Securities unless such Securities are registered under the Securities Act or unless, in the opinion of counsel to the Company, an exemption from such registration is available. Optionee understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Securities. Optionee has also been advised that an exemption from registration may not be available or may not permit Optionee to transfer all or any of the Securities.

(f)             Optionee has been advised that under SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Securities and, in any event, requires that the Securities be held for a minimum of six months, and in certain cases one year, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Optionee acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future

3.             Right to Exercise.

(a)            Generally. This Option shall be exercisable during its Term in accordance with the Vesting Schedule set forth in the Notice of Stock Option Grant as follows:

(i)            This Option may not be exercised for a fraction of a Share.

(ii)           In the event of Optionee’s death, Disability or other Termination, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in Section 3(i) above.

(iii)          In no event may this Option be exercised after the Expiration Date of this Option as set forth in the Notice of Stock Option Grant.

(b)            Early Exercise. At any time prior to the full vesting of this Option and prior to the Termination Date, Optionee may elect, prior to the Expiration Date, to exercise all or part of this Option, including the unvested portion of this Option; provided, however, that:

(i)            a partial exercise of this Option shall be first for the vested Shares, and second for any unvested Shares;

(ii)           any Shares so purchased from installments that have not vested as of the date of exercise shall be subject to a repurchase option in favor of the Company, at the per-share exercise price therefor, within ninety (90) days of the Termination Date, as further described in the Company’s Early Exercise Stock Purchase Agreement in the form approved by the Board (the “Early Exercise Agreement”);

(iii)          the Early Exercise Agreement shall have a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(iv)          Optionee shall execute and deliver to the Company the Early Exercise Agreement and all attachments thereto (in lieu of the Exercise Agreement) and shall deliver to the Company full payment for all Shares subject to the early exercise election.

4.             Method of Exercise; Number of Shares of Warrant Stock. Subject to the terms and conditions of this Option, Optionee may exercise this Option in whole or in part for the amount of Shares that are vested, at any time or from time to time, on any business day on or before the Expiration Date, for up to the number of Shares that are vested at the Exercise Price, by surrendering this Option at the principal offices of the Company, with the Notice of Exercise attached hereto as Exhibit A duly executed by Optionee, and payment of an amount equal to the product obtained by multiplying (a) the number of Shares to be purchased by Optionee by (b) the Exercise Price, as determined in accordance with the terms hereof

(a)            Form of Payment. Payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to Optionee, (iv) upon approval of the Board, a full-recourse promissory note, (v) net exercise pursuant to Section 4(c) below, or (vi) any combination of the foregoing.

(b)           Date of Exercise. This Option shall be deemed to be exercised upon receipt by the Company of a duly executed Notice of Exercise accompanied by the full and applicable form of payment.

(c)            Net Exercise Election. Subject to the other terms and conditions herein, Optionee may elect to convert all or a portion of this Option, without the payment by Optionee of any additional consideration, by the surrender of this Option, or such portion hereof, to the Company, with the net exercise election selected in the Notice of Election attached hereto at Exhibit A duly executed by Optionee, into the number of Shares that is obtained under the following formula:

X = Y (A-B)

A

where	X = the number of net Shares of Common Stock to be issued to the Holder pursuant to this Section 4(c) as a result of exercising Y (as defined below).

Y = the number of Shares of this Option that Optionee elects to exercise.

A = the Fair Market Value of one share of Common Stock.

B = the Exercise Price.

The Company will promptly respond in writing to an inquiry by Optionee as to the then current Fair Market Value of one share of Common Stock.

5.             Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, or any requirement of any stock exchange upon which the Shares may then be listed. Assuming compliance with such laws and requirements, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.             Termination of Relationship. In the event of a Termination of Optionee, Optionee may, to the extent otherwise so entitled at the date of such Termination (the “Termination Date”), exercise this Option during the Term. To the extent that Optionee was not entitled to exercise this Option at such Termination Date (after giving effect to any acceleration of vesting and exercisability), or if Optionee does not exercise this Option within the Term, the Option shall terminate.

7.             Disability of Optionee.

(a)            Notwithstanding the provisions of Section 6 above, in the event of Termination of Optionee as a result of Optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, no event later than the Expiration Date set forth in the Notice of Stock Option Grant, exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date. To the extent that Optionee was not entitled to exercise the Option as of the Termination Date, or if Optionee does not exercise such Option (to the extent so entitled) within the time specified in this Section 7(a), the Option shall terminate.

(b)            Notwithstanding the provisions of Section 6 above, in the event of Termination of Optionee as a result of Disability not constituting a total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, no event later than the Expiration Date set forth in the Notice of Stock Option Grant, exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date. To the extent that Optionee was not entitled to exercise the Option at the Termination Date, or if Optionee does not exercise such Option (to the extent so entitled) within the time specified in this Section 7(b), the Option shall terminate.

8.             Death of Optionee. Notwithstanding the provisions of Section 6 above, in the event of the death of Optionee (a) during the Term of this Option and while an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company and having been in continuous status as an employee, officer, director or consultant since the date of grant of the Option, or (b) after Optionee’s Termination Date, the Option may be exercised at any time but in no event later than the Expiration Date set forth in the Notice of Stock Option Grant, by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the Termination Date.

9.             Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

10.           Term of Option. This Option may be exercised only within the Term.

11.           Tax Consequences.

(a)            Tax Advice. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF EXERCISE OF THIS OPTION OR DISPOSITION OF THE SHARES EXERCISED. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OR WILL CONSULT WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE PRIOR TO THE EXERCISE OF THIS OPTION OR DISPOSITION OF THE EXERCISED SHARES. OPTIONEE CONFIRMS THAT IT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

(b)            Exercise of Non-Qualified Stock Option. There may be a regular federal income tax liability and state income tax liability upon the exercise of the Option. Optionee may be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(c)            Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. The long-term capital gain will be taxed for federal income tax and alternative minimum tax purposes at then-prevailing tax rates upon a transfer of the Shares. There may be additional long-term holding requirements under state law.

12.           Withholding Tax Obligations. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. If Optionee is subject at the time of exercise of this Option to Section 16(b) of the Exchange Act (an “Insider”), Optionee may provide for payment of Optionee’s minimum statutory withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

13.           Market Standoff Agreement. In connection with the IPO and upon request of the Company or the underwriters managing such underwritten offering of the Company’s securities, Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days, except that such period may be increased as reasonably deemed necessary by the managing underwriter(s) to comply with Conduct Rule 2711 of the National Association of Securities Dealers or Rule 472 of the New York Stock Exchange or similar requirements) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s IPO.

14.           Limitations on Transfer of Exercised Shares. In addition to any other limitation on transfer created by applicable securities laws, following exercise of this Option, Optionee shall not assign, encumber or dispose of any interest in the exercised Shares except in compliance with the provisions below and applicable securities laws.

(a)            Right of First Refusal. Before any Shares exercised by Optionee or held by any transferee of Optionee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase such Shares on the terms and conditions set forth in this Section 14(a) (the “Right of First Refusal”).

(i)            Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii)           Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii)          Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 14(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(iv)          Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v)           Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 14(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 14 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi)          Exception for Certain Family Transfers. Anything to the contrary contained in this Section 14(a) notwithstanding, the transfer of any or all of the Shares during Optionee’s lifetime or on Optionee’s death by will or intestacy to Optionee’s Immediate Family (as defined below) or a trust for the benefit of Optionee’s Immediate Family shall be exempt from the provisions of this Section 14(a). “Immediate Family” as used herein shall mean spouse, child or other lineal descendant, antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 14, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 14.

(b)           Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Stock Option Agreement, of any transfer by operation of law or other involuntary transfer (including divorce or death, but excluding, in the event of death, a transfer to Immediate Family as set forth in Section 14(a)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have the right to purchase all of the Shares transferred at the greater of the purchase price paid by Optionee pursuant to this Stock Option Agreement or the Fair Market Value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of 30 days following receipt by the Company of written notice by the person acquiring the Shares.

(c)            Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations.

(d)           Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Stock Option Agreement. Any sale or transfer of the Shares shall be void unless the provisions of this Stock Option Agreement are satisfied.

(e)            Termination of Rights. The Right of First Refusal, the Company’s right to repurchase the Shares in the event of an involuntary transfer pursuant to Section 14(b) above, and the other provisions of this Section 14 shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act.

15.           Ancillary Agreements.

(a)            Voting Agreement. As a condition to receipt of this Option, and concurrently with the exercise of this Option, Optionee shall execute and be deemed to be a “Common Holder” under, and shall be bound by the provisions of, that certain Voting Agreement dated June 13, 2017 by and among the Company and certain equity holders of the Company thereto, as such agreement may be amended, modified or superseded from time to time (the “Voting Agreement”). Optionee also agrees to execute a counterpart signature page to the Voting Agreement concurrently with the exercise of this Option or at any other time if requested by the Company. A copy of the Voting Agreement is available from the Company.

(b)            Co-Sale Agreement. As a condition to receipt of this Option, and concurrently with the exercise of this Option, Optionee shall execute and be deemed to be a “Common Holder” under, and shall be bound by the provisions of, that certain Right of First Refusal and Co-Sale Agreement dated June 13, 2017 by and among the Company and certain equity holders of the Company thereto, as such agreement may be amended, modified or superseded from time to time (the “Co-Sale Agreement”). Optionee also agrees to execute a counterpart signature page to the Co-Sale Agreement concurrently with the exercise of this Option or at any other time if requested by the Company. In the event there is any conflict between any term of the Co-Sale Agreement and any term set forth herein, the term set forth in the Co-Sale Agreement shall govern and control. A copy of the Co-Sale Agreement is available from the Company.

16.           Adjustment of Shares. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, consolidation, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, or split-up, then the Exercise Prices of and number of Shares subject to this Option while outstanding will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Board, and provided, further, that the Exercise Price of the Option may not be decreased to below the par value of the Shares.

17.           Privileges of Stock Ownership. Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Optionee. After Shares are issued to the Optionee, the Optionee will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

18.           No Obligation to Employ. Nothing in this Option will confer or be deemed to confer on the Optionee any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

19.           Corporate Transactions. In the event of an IPO prior to the full exercise of this Option, the Expiration Date may, at the sole written election of the Company, be amended to mean the closing of the IPO. In addition, in the event of a Liquidation Event prior to the full exercise of this Option and prior to an IPO, the Expiration Date may, at the sole written election of the Company, be amended to mean the effective date of such Liquidation Event.

20.           Definitions. As used in this Option, the following terms will have the following meanings:

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Board.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Liquidation Event” has the meaning set forth in the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if the Common Stock is publicly traded and listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine);

(b)	if the Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine);

(c)	if none of the foregoing is applicable, by the Board in good faith.

“IPO” means an underwritten initial public offering of the Company’s Common Stock.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Term” means the period commencing with the Date of Grant and ending on the Expiration Date.

“Terminate”, “Terminated” or “Termination” means, for purposes of this Option with respect to the Optionee, that the Optionee has for any reason ceased to provide services as an employee, officer, director, or consultant to the Company or a Parent or Subsidiary of the Company, as determined in the sole discretion of the Board. The Optionee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Board and issued and promulgated in writing. If the Optionee is on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Board may make such provisions respecting suspension of vesting of this Option while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may this Option be exercised after the expiration of the Term. The Board will have sole discretion to determine when and whether Optionee has ceased to provide services to the Company.

20.           Miscellaneous.

(a)            Governing Law. This Option and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b)            Entire Agreement; Enforcement of Rights. The Option Notice is hereby incorporated by reference. This Stock Option Agreement (including the Option Notice) sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Stock Option Agreement, nor any waiver of any rights under this Stock Option Agreement, shall be effective unless in writing signed by the parties to this Stock Option Agreement. The failure by either party to enforce any rights under this Stock Option Agreement shall not be construed as a waiver of any rights of such party.

(c)            Severability. If one or more provisions of this Stock Option Agreement are held to be_ unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Stock Option Agreement, (ii) the balance of this Stock Option Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Stock Option Agreement shall be enforceable in accordance with its terms.

(c)            Construction. This Stock Option Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Stock Option Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d)            Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Stock Option Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Stock Option Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of sending, if sent during normal business hours of the recipient, by confirmed e-mail or confirmed facsimile with such confirmation printed, and if not sent at normal business hours, then on the next business day; (iii) at the time of delivery if sent by express overnight courier; or (iv) forty eight (48) hours after deposit in the United States mail by certified or registered mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile or e-mail will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number or e-mail set forth below the signature lines of this Stock Option Agreement or at such other address or facsimile number or email as such other party may designate by one of the indicated means of notice herein to the other party hereto.

(e)            Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)            Successors and Assigns. The rights and benefits of this Stock Option Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Except as provided in Section 9, the rights and obligations of Optionee under this Stock Option Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

EDGEWISE THERAPEUTICS, INC.		ALAN RUSSELL

By:	/s/ Kevin Koch	By:	/s/ Alan Russell
Name:	Kevin Koch	Name:	Alan Russell
Title:	President and Chief Executive Officer

Address:		Address:
4430 Arapahoe Avenue, Suite 220		[***]
Boulder, CO 80303
Attention: Chief Executive Officer		E-mail: [***]
E-mail: kkoch@edgewisetx.com

Dated: September 19, 2017		Dated: September 19, 2017

EXHIBIT A

NOTICE OF EXERCISE

Edgewise Therapeutics, Inc.

4430 Arapahoe Avenue, Suite 220

Boulder, CO 80303

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option identified below that I elect to purchase the number of shares of Common Stock of Edgewise Therapeutics, Inc. (the “Company”) set forth below for the price set forth below.

Stock Option dated:	_______________________

Number of shares as to which Option is exercised:	_______________________

Certificates to be issued in name of:	_______________________

Total exercise price:	$______________________

Select (a) or (b) below:

(a) Cash payment delivered herewith:	$______________________

or

(b)           The undersigned elects to convert the Option into shares of Common Stock by net exercise election pursuant to Section 4(c) of the Option. This conversion is exercised with respect to the number shares set forth above covered by the Option.

By this exercise, I agree (i) to provide such additional documents as the Company may require or reasonably request; and (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligations, if any, relating to the exercise of this Option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I am sufficiently aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. I am purchasing the Shares for investment for my own account, and not with a view to, or for resale in connection with any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “1933 Act”) or under any applicable provision of state .law. I do not have any present intention to transfer the Shares to any person or entity. I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition to hold the Shares for an indefinite period and to suffer a complete loss of his or her investment in the Shares.

I understand that the Shares have not been registered under the 1933 Act by reason of the specific exemption set forth in Section 4(a)(2) thereof, which exemption depends upon, among other things, the bona fide nature of my investment intent and the representations set forth herein.

I understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.

I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I represent that I have consulted any tax consultants I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice.

I understand that I may not transfer any Shares unless such Shares are registered under the 1933 Act or unless, in the opinion of counsel to the Company, an exemption from such registration is available. I understand that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. I have also been advised that an exemption from registration may not be available or may not permit me to transfer all or any of the Shares.

I have been advised that under SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six months, and in certain cases one year, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. I acknowledge and understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future

I understand that the Shares are subject to a right of first refusal in favor of the Company, which is applicable on both voluntary and involuntary transfers of the Shares, as set forth in Sections 14 and 15 of the stock option agreement pursuant to which the Shares were issued. I understand that the Shares may be subject to other restrictions on transfer or restrictions on voting. Any transferee of the Shares will be subject to all such restrictions.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

In connection with the underwritten offering of the Company’s Common Stock under the 1933 Act, I agree, upon request of the Company or the underwriters managing such underwritten offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days, except that such period may be increased as reasonably deemed necessary by the managing underwriter(s) to comply with Conduct Rule 2711 of the National Association of Securities Dealers or Rule 472 of the New York Stock Exchange or similar requirements) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.

Very truly yours,

Alan Russell